UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 26, 2007
Health Benefits Direct Corporation
(Exact name of registrant as specified in charter)

Delaware	333-123081	98-0438502

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
150 N. Radnor-Chester Road
Suite B-101
Radnor, Pennsylvania 19087
(Address of principal executive offices)
(484) 654-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Private Placement
     On March 31, 2008, Health Benefits Direct Corporation, a Delaware corporation (the “Company”), entered into and completed a private placement (the “Private Placement”) with Co-Investment Fund II, L.P., a Delaware limited partnership (“Co-Investment”), and certain other institutional accredited investors (collectively, and together with Co-Investment, the “Investors”) for an aggregate of 6,250,000 shares (each, a “Share”) of its Common Stock, par value $0.001 per share (“Common Stock”), and warrants (“Warrants”) to purchase 6,250,000 shares of its Common Stock (each, a “Warrant Share”), pursuant to the terms of two Securities Purchase Agreements (the “Purchase Agreements”), in substantially similar form (the “Initial Closing”).
     Pursuant to the Purchase Agreements, the Company has agreed to sell investment units (each, a “Unit”) in the Private Placement at a per Unit purchase price equal to $0.80. Each Unit sold in the Private Placement will consist of one share of Common Stock and a Warrant to purchase one share of Common Stock at an initial exercise price of $0.80 per share, subject to adjustment (the “Warrant”). The Company may sell up to an additional 1,250,000 Units (the “Additional Units”) by April 30, 2008 (the “Subsequent Closing”), for up to a total aggregate amount of 7,500,000 Shares and 7,500,000 Warrants in the Private Placement. In the event the Company desires to sell the Additional Units, it must give Co-Investment notice (the “Sale Notice”) within 15 days of the Initial Closing, and Co-Investment may exercise a right of first refusal with respect to the Additional Units for a period of 5 days from the date of such Sale Notice. If Co-Investment desires not to purchase the Additional Units or fails to respond to the Sale Notice within 5 days of its receipt thereof, the Company may sell the Additional Units to a third party investor upon the terms of the Purchase Agreements. Co-Investment is a designee of Cross Atlantic Capital Partners, Inc., of which Frederick C. Tecce, one of our directors, is a managing partner.
     The Subsequent Closing of the Private Placement is subject to customary closing conditions. The gross proceeds from the Initial Closing of the Private Placement are expected to be $5 million and the Company intends to use the net proceeds of the Private Placement for working capital purposes.
     The Warrants provide that the holder thereof shall have the right, at any time after March 31, 2008 but prior to the earlier of (i) ten business days after the Company has properly provided written notice to all such holders of a Call Event (as defined below) or (ii) the fifth anniversary of the date of issuance of the Warrant, to acquire shares of Common Stock upon the payment of $0.80 per Warrant Share (the “Exercise Price”). The Company also has the right, at any point after which the volume weighted average trading price per share of the Common Stock for a minimum of 20 consecutive trading days is equal to at least two times the Exercise Price per share, provided that certain other conditions have been satisfied, to call the outstanding Warrants (a “Call Event”), in which case such Warrants will expire if not exercised within ten business days thereafter. The Warrants also include full ratchet anti-dilution adjustment provisions for issuances of securities below $0.80 during the first two years following the date of issuance of the Warrants, subject to customary exceptions.
     In connection with the signing of the Purchase Agreements, the Company and the Investors also entered into Registration Rights Agreements (the “Registration Rights Agreements”). Under the terms of each Registration Rights Agreement, the Company agreed to prepare and file with the Securities and Exchange Commission (the “SEC”), as soon as possible but in any event within 30 days following the later of (i) the date the Company is required to file with the SEC its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, or (ii) the date of the Registration Rights Agreement, a registration statement on Form S-1 (the “Registration Statement”) covering the resale of the Shares and the Warrant Shares (collectively, the “Registrable Securities”). Subject to limited exceptions, the

Company also agreed to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as soon as practicable but, in any event, no later than 90 days following the date of the Registration Rights Agreement (or 150 days following the date of the Registration Rights Agreement in the event the Registration Statement is subject to review by the SEC), and agreed to use its reasonable best efforts to keep the Registration Statement effective under the Securities Act until the date that all of the Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(b)(i) promulgated under the Securities Act. Each Registration Rights Agreement also provides for payment of partial damages to the Investors under certain circumstances relating to failure to file or obtain or maintain effectiveness of the Registration Statement, subject to adjustment.
     The Company also agreed, pursuant to the terms of the Purchase Agreements, that for a period of 90 days after the effective date (the “Initial Standstill”) of the initial Registration Statement required to be filed by the Company under the Registration Rights Agreement, the Company shall not, subject to certain exceptions, offer, sell, grant any option to purchase, or otherwise dispose of any equity securities or equity equivalent securities, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, capital stock and other securities of the Company (any such issuance, offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”). Additionally, the Company has agreed with Co-Investment that, for an additional 90 day period following the Initial Standstill, it shall not engage in any Subsequent Placement without the prior written consent of Co-Investment, if such Subsequent Placement seeks to raise less than $15 million.
     Co-Investment’s Purchase Agreement also provides for a customary participation right, subject to certain exceptions and limitations, which grants Co-Investment the right to participate in any future capital raising financings of the Company occurring prior to March 31, 2010. Co-Investment may participate in such financings at a level based on Co-Investment’s ownership percentage of the Company on a fully-diluted basis prior to such financing.
     In connection with the Private Placement, the Company also entered into a Letter Agreement (the “Letter Agreement”) with Co-Investment, dated March 31, 2008, pursuant to which Company agreed to create one vacancy on the Company’s Board by increasing the size of the Board from nine to ten directors. The Company also agreed to take all necessary action to appoint Don Caldwell as a member and Co-Chairman of the Board and as the Chairman of the Audit Committee, who will serve in such capacities until the expiration of the term at the Company’s 2008 annual meeting of stockholders. In addition, the Company agreed to include Mr. Caldwell and Mr. Tecce (or, in the event of either of their resignations or removal, such other individuals as Co-Investment may designate) on the Board’s slate of nominees for election as directors of the Company and to use its best efforts to cause the election of such individual for so long as Co-Investment holds more than 10% of the Company’s outstanding Common Stock.
     The foregoing is a summary of the terms of the Purchase Agreements, the Registration Rights Agreements, the Warrants and the Letter Agreement and does not purport to be complete. This summary is qualified in its entirety by reference to the full text of each of the Purchase Agreements, the Registration Rights Agreements, the form of Warrant and the Letter Agreement, which are attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5 and 10.1 respectively, and are incorporated by reference herein.
Health Benefits Direct Corporation 2008 Equity Compensation Plan
     On March 31, 2008, the Board adopted the Health Benefits Direct Corporation 2008 Equity Compensation Plan (the “Plan”), which will not be subject to stockholder approval.

     The purpose of the Plan is to attract, retain and motivate the employees, non-employee members of the Board and consultants of the Company and its subsidiaries and to focus their efforts on the long-term enhancement of stockholder value. The effective date of the Plan will be March 31, 2008.
     Key terms of the Plan are as follows:
     Administration. The Plan is administered and interpreted by the Board. The Board has the authority to: (i) determine the individuals to whom grants will be made under the Plan; (ii) determine the type, size and terms of the grants; (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (iv) amend the terms of any previously issued grant, subject to the limitations described below; and (v) deal with any other matters arising under the Plan. The determinations of the Board are made in its sole discretion and are final, binding and conclusive.
     Eligibility. All of the employees of the Company and its subsidiaries, and advisors and consultants of the Company and its subsidiaries, are eligible for grants under the Plan. Non-employee directors of the Company are also eligible to receive grants under the Plan.
     Types of Awards. The Plan provides that grants may be in any of the following forms: (i) nonqualified stock options; (iii) stock appreciation rights (“SARs”); (iv) stock units; (v) stock awards; (vi) dividend equivalents; and (vii) other stock-based awards.
     Shares Subject to the Plan. The Plan authorizes up to 1,000,000 shares of Common Stock for issuance, subject to adjustment in certain circumstances.
     These limits may be adjusted by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, by reason of a merger, reorganization or consolidation, by reason of a recapitalization or change in par value or by reason of any other extraordinary or unusual event affecting the outstanding shares of Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution.
     Change of Control. If a change of control of the Company occurs, unless the Board determines otherwise, all outstanding options and SARs will automatically accelerate and become fully exercisable, the restrictions and conditions on all outstanding stock awards will immediately lapse, all outstanding stock units, dividend equivalents and other stock based awards will become payable in cash or shares of Common Stock in an amount not less than their target amount (as determined by the Board).
     Upon a change of control, the Board may also take any of the following actions with respect to outstanding grants, without the consent of the grantee: (i) require that grantees surrender their outstanding options and SARs in exchange for payment by the Company, in cash or shares of Common Stock as determined by the Board, in an amount equal to the amount by which the then fair market value subject to the grantee’s unexercised options and SARs exceeds the exercise price of the option or the base amount of the SAR, as applicable; (ii) after giving grantees the opportunity to exercise their outstanding options and SARs, the Board may terminate any or all unexercised options and SARs at such time as the Board determines appropriate; and (iii) determine that outstanding options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change of control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).
     Amendment and Termination of the Plan. The Board may amend or terminate the Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements. No grants may be issued under the Plan on or after March 31, 2018.
     The foregoing summary of the Plan is qualified by reference to the full text of the Plan, which is attached as Exhibit 10.2 to this Form 8-K and is incorporated by reference herein.
Grant under the Health Benefits Direct Corporation 2006 Omnibus Equity Compensation Plan
     On March 31, 2008, the Board approved the grant of incentive stock options to Alvin H. Clemens, the Company’s Chief Executive Officer (the “Clemens Option”), under the Health Benefits Direct Corporation 2006 Omnibus Equity Compensation Plan (the “2006 Plan”), in consideration of Mr. Clemens’ resignation as Chief Executive Officer and the termination of his existing Amended and Restated Employment Agreement, effective on the later of April 1, 2008 or the business day immediately following the date on which the Company files its Annual Report on Form 10-KSB with the Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2007, as described in Item 5.02 below under the heading “Resignation of Chief Executive Officer and Appointment of Interim Chief Executive Officer.” Mr. Clemens will receive, upon the effective date of his resignation, incentive stock options to purchase 550,000 shares of Common Stock. The Clemens Option has a term of ten years and will have an exercise per share equal of no less than the fair market value of one share of the Company’s Common Stock on the date of grant.
Item 1.02 Termination of a Material Definitive Agreement
     On March 31, 2008, Mr. Clemens resigned as Chief Executive Officer, effective upon the later of April 1, 2008 and the business day immediately following the date on which the Company files its Annual Report on Form 10-KSB with the SEC for the fiscal year ended December 31, 2007. In connection with such resignation, Mr. Clemens’ Amended and Restated Employment Agreement, dated November 27, 2007, will be terminated upon the effective date of his resignation. Mr. Clemens’ Amended and Restated Employment Agreement was previously filed with the SEC by the Company on December 3, 2007 as Exhibit 10.1 to its Current Report on Form 8-K.
Item 3.02 Unregistered Sales of Equity Securities.
     The description of the Purchase Agreements, the Registration Rights Agreements and the Warrants in Item 1.01 of this Report are hereby incorporated into this Item 3.02 by reference.
     The Common Stock and Warrants are being offered and sold to institutional and other accredited investors without registration under the Securities Act or any state securities laws. The Company is relying on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder. Each of the certificates representing shares of Common Stock to be issued and sold in the Private Placement and each of the Warrants contain restrictive legends preventing the sale, transfer or other disposition of such Shares and Warrants, as the case may be, unless registered under the Securities Act or sold pursuant to an exemption therefrom. As described in Item 1.01 of this current report, the Company has agreed to file a Registration Statement for the resale of the Shares and the Warrant Shares. This current report is not an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Resignation of Director
     On March 26, 2008, C. James Jensen, a member of the Board and the Compensation Committee, resigned from his position as a director of the Company. The Company accepted Mr. Jensen’s resignation, which was effective as of March 26, 2008. Mr. Jensen’s decision to resign was not the result of any disagreement with the Company.
Appointment of New Directors
     On March 31, 2008, in accordance with the Bylaws of the Company, the Board voted to increase the size of the Board from nine to ten members and appointed Donald Caldwell and Edmond Walters to serve as directors, effective as of April 1, 2008, to fill the vacancy created by such increase and by Mr. Jensen’s departure. The Board also voted to approve Mr. Caldwell’s appointment as Co-Chairman of the Board, to serve alongside the Board’s current Chairman, Mr. Clemens, also effective as of April 1, 2008.
     Mr. Caldwell is currently the Chairman and Chief Executive Officer of Cross Atlantic Capital Partners Inc. Mr. Caldwell is a Certified Public Accountant and has significant executive and financial experience. Mr. Caldwell sits on the boards of several publicly traded companies.
     Mr. Walters is currently the Chief Executive Officer of eMoney Advisor, a wealth planning and management solutions provider for financial advisors. Mr. Walters has over 20 years experience in the financial services industry.
Resignation of Chief Executive Officer and Appointment of Interim Chief Executive Officer
     On March 31, 2008, Mr. Clemens resigned as Chief Executive Officer, effective upon the later of April 1, 2008 and the business day immediately following the date on which the Company files its Annual Report on Form 10-KSB with the SEC for the fiscal year ended December 31, 2007. Richard Arenschield was approved and appointed by the Board to serve as the interim Chief Executive Officer, effective immediately upon the effective date of Mr. Clemens’ resignation. As noted above, Mr. Clemens will remain in his position as Chairman of the Board, but will become a Co-Chairman to serve alongside Mr. Caldwell, as the other Co-Chairman, in such position.
     Prior to joining the Company, Mr. Arenschield was the Founder and President of New Horizon Consulting Group, a boutique management consulting firm specializing in enhancing operating performance of companies. Mr. Arenschield will be entitled to receive compensation for his services as Interim Chief Executive Officer in the amount of $150,000 for a term of six months, payable in accordance with the Company’s ordinary payroll procedures, and an additional amount of $50,000 for living expenses, payable in accordance with a schedule to be determined by the Board.
     Mr. Clemens’ Amended and Restated Employment Agreement, dated November 27, 2007, will be terminated upon the effective date of his resignation. Mr. Clemens’ Amended and Restated

Employment Agreement was previously filed with the SEC by the Company on December 3, 2007 as Exhibit 10.1 to its Current Report on Form 8-K. Mr. Clemens and the Company will enter into a new employment agreement governing the terms of Mr. Clemens’ position as Co-Chairman of the Board within 15 days of the effective date of Mr. Clemens’ resignation as Chief Executive Officer, which agreement will provide for a one year term and a salary of $300,000, which salary shall be effective as of the date of Mr. Clemens’ resignation.
     In consideration of Mr. Clemens’ resignation as Chief Executive Officer and termination of his existing Amended and Restated Employment Agreement, Mr. Clemens will receive, on the effective date of his resignation, a grant of incentive stock options under the Company’s 2006 Plan, as described in Item 1.01 above under the heading “Grants under the Health Benefits Direct Corporation 2008 Equity Compensation Plan and the Health Benefits Direct 2006 Omnibus Equity Compensation Plan.”
Amendments to Employment Agreements
     On March 31, 2007, the Company entered into an Amendment to the Amended and Restated Employment Agreement for Anthony R. Verdi (the “Verdi Amendment”), as well as an Amendment to the Employment Agreement for Charles A. Eissa (the “Eissa Amendment” and, together with the Verdi Amendment, the “Amendments”). Mr. Verdi’s Amended and Restated Employment Agreement was previously filed with the SEC by the Company on December 3, 2007 as Exhibits 10.2 to its Current Report on Form 8-K. Mr. Eissa’s Employment Agreement was previously filed with the SEC by the Company on November 30, 2005 as Exhibit 10.15 to its Current Report on Form 8-K.
     Each of the Amendments provides for a reduction in the term of Messrs. Verdi’s Amended and Restated Employment Agreement and Mr. Eissa’s Employment Agreement to one year, which term begins on March 31, 2008, and provides for a reduction in each executive’s annual salary as follows: Mr. Verdi’s annual salary is reduced from $250,000 to $225,000 and Mr. Eissa’s annual salary is reduced from $300,000 to $250,000. All other terms of Mr. Verdi’s and Mr. Eissa’s original agreements remain in effect.
Item 8.01 Other Events.
     On March 31, 2008, the Company issued a press release announcing the signing of a definitive agreement relating to, and the Initial Closing of, the Private Placement. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit Number	Description of Exhibit
4.1	Securities Purchase Agreement, dated March 31, 2008, by and between Health Benefits Direct Corporation and the Investors party thereto
4.2	Securities Purchase Agreement, dated March 31, 2008, by and between Health Benefits Direct Corporation and the Investors party thereto
4.3	Registration Rights Agreement, dated March 31, 2008, by and between Health Benefits Direct Corporation and the Investors party thereto
4.4	Registration Rights Agreement, dated March 31, 2008, by and between Health Benefits Direct Corporation and the Investors party thereto
4.5	Form of Warrant

Exhibit Number	Description of Exhibit
10.1	Letter Agreement, dated March 31, 2008, by and between Health Benefits Direct Corporation and The Co-Investment Fund II, L.P.
10.2	Health Benefits Direct Corporation 2008 Equity Compensation Plan
10.3	Amendment to Amended and Restated Employment Agreement, dated March 31, 2008, by and between the Company and Anthony R. Verdi
10.4	Amendment to Employment Agreement, dated March 31, 2008, by and between the Company and Charles A. Eissa
99.1	Press Release, dated March 31, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH BENEFITS DIRECT CORPORATION

Date:	March 31, 2008	By:	/s/ Anthony R. Verdi

		Name:	Anthony R. Verdi
		Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit
4.1	Securities Purchase Agreement, dated March 31, 2008, by and between Health Benefits Direct Corporation and the Investors party thereto
4.2	Securities Purchase Agreement, dated March 31, 2008, by and between Health Benefits Direct Corporation and the Investors party thereto
4.3	Registration Rights Agreement, dated March 31, 2008, by and between Health Benefits Direct Corporation and the Investors party thereto
4.4	Registration Rights Agreement, dated March 31, 2008, by and between Health Benefits Direct Corporation and the Investors party thereto
4.5	Form of Warrant
10.1	Letter Agreement, dated March 31, 2008, by and between Health Benefits Direct Corporation and The Co-Investment Fund II, L.P.
10.2	Health Benefits Direct Corporation 2008 Equity Compensation Plan
10.3	Amendment to Amended and Restated Employment Agreement, dated March 31, 2008, by and between the Company and Anthony R. Verdi
10.4	Amendment to Employment Agreement, dated March 31, 2008, by and between the Company and Charles A. Eissa
99.1	Press Release, dated March 31, 2008